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                                                                   EXHIBIT 10.18

                                                         GOLFSMITH INTERNATIONAL
                                                               11000 North IH-35
                                                             Austin, Texas 78753

[GOLFSMITH LOGO]

April 3, 2003

Dear <<FIRSTNAME>>:

We are pleased to report that you have been selected to participate in a management incentive plan recently approved by the Board of Directors.

The Plan, as approved, will provide bonus payments to you based on the company's performance relative to certain profit goals and your contributions during the year to achieving these goals. Golfsmith's 2002 economic profit targets are:

---------------------------------------------------------------------------------
                      Spring               Fall                   Annual
---------------------------------------------------------------------------------
Level 1          $<<Level_1__Spr>>    $<<Level_1__Fall>>    $<<Level_1__Ann>>
---------------------------------------------------------------------------------
Level 2          $<<Level_2__Spr>>    $<<Level_2__Fall>>    $<<Level_2__Ann>>
---------------------------------------------------------------------------------
Level 3          $<<Level_3__Spr>>    $<<Level_3__Fall>>    $<<Level_3__Ann>>
---------------------------------------------------------------------------------

In the event actual 2002 economic profit meets or exceeds Level 1 all eligible employees will receive a bonus payment. The amount of your bonus will be a function of actual economic profit and your personal performance rating, which will be assigned to you based on your performance during the year. An example of how actual bonus payments will be calculated and other features of the Incentive Plan have been attached for your review. We encourage you to review the attached and remind you of the importance of keeping the information confidential.

As a leader in the industry, Golfsmith is well positioned for significant growth in revenues and earnings. Our future success will largely depend on the contributions you and others make in managing costs, providing superior customer service, better utilizing existing assets and identifying opportunities for increased revenues. We are pleased to offer this incentive plan as a way to reward you for your contributions to Golfsmith's future success.

Sincerely,

/s/ Carl Paul                                        /s/ Frank Paul

Carl Paul                                            Frank Paul
Chairman and Chief Executive Officer                 Vice Chairman and President

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                             Golfsmith International
                               2002 INCENTIVE PLAN

1. Eligible Employees - Plan participants must have been employed for ninety consecutive days during 2002 and be actively employed by Golfsmith on the date that the bonuses are paid. Plan participants who are employed for part of the year will receive a pro rata portion of an annual bonus award based on their length of service during 2002. Since certain payments can vary by position, plan participants must complete ninety days in that position in order to qualify for any bonus award for that position. Employees not in good standing will not receive payments under the Plan regardless of their tenure with the Company.

2.   Bonus Award Period - 2002 Fiscal Year

3. Measurement Factor - Economic profit targets will be developed from the annual operating plan and approved by the Board of Directors. Bonus awards will be calculated based on actual results achieved.

4. Bonus Award Levels - Incentive payments are calculated by taking the employee's base rate and multiplying it times the employee's personal rating. An individual's personal rating can range from 1.5 to 0.5 based on the employee's performance during the year. See Exhibit A for a sample calculation.

5.   Additional Provisions

  - For eligible employees, Incentive Plan payments will be paid within 90 days following the end of the fiscal year.

  - The Incentive Plan is subject to revision, replacement and/or cancellation as determined by the senior management of Golfsmith International.